Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the PVH Corp. Stock Incentive Plan of our reports dated April 1, 2020, with respect to the consolidated financial statements and schedule of PVH Corp. and the effectiveness of internal control over financial reporting of PVH Corp. included in its Annual Report (Form 10-K) for the year ended February 2, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, NY
June 19, 2020